UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 October 3, 2003
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-26422                94-3171943
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)


                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

      In connection with the transfer by Discovery Laboratories, Inc. (the "Company"), of its Surfaxin(R) manufacturing facilities from Akorn, Inc. ("Akorn"), the Company has entered into a Technology Transfer and Manufacturing Agreement (the "Agreement") with Laureate Pharma, L.P. ("Laureate"), which is attached hereto as Exhibit 10.1. The Agreement contemplates the transfer of the Company's Surfaxin manufacturing line, which previously existed at Akorn, to Laureate's manufacturing facilities in Totowa, New Jersey, and the further installation, validation and start-up of the Surfaxin manufacturing line at Laureate's manufacturing facilities. The transfer has already been completed. In addition, the Agreement contemplates the installation, validation and start-up of a new Surfaxin manufacturing and filling line to produce large-scale commercial and clinical supplies of Surfaxin.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c)   Exhibits:

      10.1 Technology Transfer and Manufacturing Agreement (as defined in Item 5 above).

Confidential treatment has been requested with respect to certain portions of the exhibit. Such portions have been separately filed with the Securities and Exchange Commission and redacted herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Discovery Laboratories, Inc.


                                             By:    /s/ Robert J. Capetola
                                                 -------------------------------
                                             Name:  Robert J. Capetola, Ph.D.
                                             Title: President and
                                                    Chief Executive Officer

Date: October 22, 2003